INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-20865, 333-08499, 333-05177, 333-06063 and 33-59056 of Star Multi Care
Services, Inc. on Forms S-8 of our report dated October 7, 1994 (relating to the financial statements of AMSERV HEALTHCARE INC. and subsidiaries not presented separately herein) appearing in this Form 8-K.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Las Vegas, Nevada


April 25, 1997